UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT September 15, 2005
                        (Date of Earliest Event Reported)


                               VERINT SYSTEMS INC.
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             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-15502

           Delaware                                       11-3200514
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   (State of Incorporation)                            (I.R.S. Employer
                                                      Identification No.)



           330 South Service Road, Melville, New York             11747
                       (Address of principal                    Zip Code
                         executive offices)
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       Registrant's telephone number, including area code: (631) 962-9600


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

         On September 15, 2005, the Compensation Committee of the Board of Directors of Verint Systems Inc. (the "Company") approved an increase in the annual base salaries for the Company's executive officers, Dan Bodner (President and Chief Executive Officer) and Igal Nissim (Vice President and Chief Financial Officer), for the year ended January 31, 2006 ("Fiscal 2005"). For Fiscal 2005, Mr. Bodner's base salary will be increased from $400,000 to $440,000. For Fiscal 2005, Mr. Nissim's base salary will be increased from NIS 75,000 per month to NIS 78,000 per month. These salary increases are retroactive to the beginning of Fiscal 2005 (February 1, 2005). There are no employment agreements between the Company and Mr. Bodner or Mr. Nissim.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VERINT SYSTEMS INC.

                                       By:   /s/ Igal Nissim
                                             ------------------------------
                                             Name: Igal Nissim
                                             Title: Chief Financial Officer



Dated:  September 16, 2005